UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2008

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	0-21243	95-4343413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E.

Bothell, Washington 98021

(Address of Principal Executive Offices) (Zip Code)

(425) 487-9500

(Registrant’s telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.01 Change in Registrant’s Certifying Accountant.

Pursuant to the terms of an Arrangement Agreement dated as of May 27, 2008, as amended (the “Arrangement Agreement”), by and between OncoGenex Technologies Inc. and Oncogenex Pharmaceuticals, Inc. (formerly known as Sonus Pharmaceuticals, Inc.) (the “Company”), and as more particularly described in the Company’s Current Report on Form 8-K filed August 21, 2008, on August 21, 2008, among other things: (a) the Company acquired from OncoGenex Technologies Inc. all of the issued and outstanding share capital and debentures of  OncoGenex Technologies Inc. in exchange for an aggregate of 3,449,393 shares of the Company, of which certain shares were placed in escrow pending the achievement of certain milestones; (b) the Company was renamed “Oncogenex Pharmaceuticals, Inc.”; and (c) the Company’s board of directors and management were changed.

In connection with the transactions contemplated by the Arrangement Agreement, on August 23, 2008, the Audit Committee of the Board of Directors of the Company approved the engagement of Ernst & Young LLP (Canada) (“E&Y Canada”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008, with the engagement to be effective upon receipt by the Company of the resignation of Ernst & Young LLP (US) (“E&Y US”).  On August 26, 2008, the Company received the resignation of E&Y US.  This change in accountants was effected solely as a result of the completion of the transactions contemplated by the Arrangement Agreement.

The report of E&Y US on the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of E&Y US on the effectiveness of internal control over financial reporting as of December 31, 2007 and December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the date of this report, there were no: (a) disagreements between the Company and E&Y US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y US, would have caused E&Y US to make reference to the subject matter of the disagreement in their report on the financial statements for such years; or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the date of this report, the Company did not consult with E&Y Canada regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Company has provided E&Y US with a copy of the disclosures in this Form 8-K and has requested that E&Y US furnish it with a letter addressed to the Securities and Exchange Commission stating whether E&Y US agrees with the Company’s statements in this Item 4.01. A copy of E&Y US’s letter, dated August 26, 2008, in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP, Independent Registered Public Accounting Firm, to the Securities and Exchange Commission dated August 26, 2008, regarding change in certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: August 27, 2008	/s/ Stephen Anderson
Stephen Anderson Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, Independent Registered Public Accounting Firm to the Securities and Exchange Commission dated August 26, 2008, regarding change in certifying accountant